Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PLS CPA, A Professional Corp.
t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480
t E-MAIL changgpark@gmail.comt

August 15, 2011

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10-K of Dot VN, Inc. of our report dated on August 15, 2011, with respect to the audited consolidated financial statements of Dot VN, Inc., included in Form 10-K for the year ended April 30, 2011.

Very truly yours,

/s/ PLS CPA
PLS CPA, A Professional Corporation